SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 25, 2008

FIRSTCITY FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	033-19694	76-0243729
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

6400 Imperial Drive

Waco, Texas 76712

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (254) 761-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

Amendment to FirstCity Revolving Credit Agreement.

On December 12, 2008, FirstCity Financial Corporation (“FirstCity”) and Bank of Scotland, as agent for the lenders and as lender, entered into Amendment No. 27 dated December 12, 2008, to the Revolving Credit Agreement dated November 12, 2004 (the “Credit Agreement”) to (1) amend and restate Section 8.18(a)(i) to change the ratio of indebtedness to tangible net worth from being equal to or less than 3.0 to 1.00 to being equal to or less than 5.25 to 1.00, provided that such ratio shall reduce to 5.00 to 1.00 effective upon FirstCity’s certification to the lenders, and the lenders’ written approval of such certification, that FirstCity has received net proceeds (“Litigation Proceeds”) from the lawsuit related to the Prudential demutualization proceeds of at least $3,500,000, (2) amend and restate Section 8.18(a)(iii) to reduce the required tangible net worth from being equal to or greater than $85,000,000 to being equal to or greater than $50,000,000, provided that the tangible net worth requirement will be increased upon receipt of any Litigation Proceeds by the amount of the Litigation Proceeds received, and (3) revise the definition of the base rate interest so that the rate would be at least as high as the adjusted one month LIBOR Rate in effect for each day. The foregoing description of Amendment No. 27 is qualified in its entirety by reference to the full text of Amendment No. 27 attached hereto as Exhibit 10.1 and is incorporated herein by this reference.

Amendment to FirstCity Subordinated Delayed Draw Credit Agreement.

On December 12, 2008, FirstCity and BoS(USA) Inc., as agent for the lenders and as lender, entered into Amendment No. 14 dated December 12, 2008, to the Subordinated Delayed Draw Credit Agreement dated as of September 5, 2007 (the “Subordinated Credit Agreement”) to (1) amend and restate Section 8.18(a)(i) to change the ratio of indebtedness to tangible net worth from being equal to or less than 3.0 to 1.00 to being equal to or less than 5.25 to 1.00, provided that such ratio shall reduce to 5.00 to 1.00 effective upon FirstCity’s certification to the lenders, and the lenders’ written approval of such certification, that FirstCity has received Litigation Proceeds of at least $3,500,000, (2) amend and restate Section 8.18(a)(iii) to reduce the required tangible net worth from being equal to or greater than $85,000,000 to being equal to or greater than $50,000,000, provided that the tangible net worth requirement will be increased upon receipt of any Litigation Proceeds by the amount of the Litigation Proceeds received, and (3) revise the definition of the base rate interest so that the rate would be as at least high as the adjusted one month LIBOR Rate in effect for each day. The foregoing description of Amendment No. 14 is qualified in its entirety by reference to the full text of Amendment No. 14 attached hereto as Exhibit 10.2 and is incorporated herein by this reference.

Amendment to FH Partners LLC Revolving Credit Agreement.

On December 12, 2008, FH Partners LLC, an indirect wholly-owned subsidiary of FirstCity, and Bank of Scotland, as agent for the lenders and as lender, entered into Amendment No. 7 dated December 12, 2008, to the Revolving Credit Agreement dated as of August 26, 2005 (the “FH Partners Credit Agreement”) to (1) amend and restate Section 8.18A(a)(i) to change the ratio of indebtedness to tangible net worth from being equal to or less than 3.0 to 1.00 to being equal to or less than 5.25 to 1.00, provided that such ratio shall reduce to 5.00 to 1.00 effective upon FirstCity’s certification to the lenders, and the lenders’ written approval of such certification, that FirstCity has received Litigation Proceeds of at least $3,500,000, (2) amend and restate Section 8.18A(a)(iii) to reduce the required tangible net worth from being equal to or greater than $85,000,000 to being equal to or greater than $50,000,000, provided that the tangible net worth requirement will be increased upon receipt of any Litigation Proceeds by the amount of the Litigation Proceeds received, and (3) revise the definition of the base rate interest so that the rate would be at least as high as the adjusted one month LIBOR Rate in effect for each day. The foregoing description of Amendment No. 7 is qualified in its entirety by reference to the full text of Amendment No. 7 attached hereto as Exhibit 10.3 and is incorporated herein by this reference.

Nature of Material Relationship with Bank of Scotland.

FirstCity has had a significant relationship with Bank of Scotland and The Governor and The Company of the Bank of Scotland (“BoS-UK”) and their subsidiaries since September 1997. FirstCity and its wholly-owned subsidiaries have entered into loan agreements with Bank of Scotland, BoS(USA) Inc. and BoS-UK from time to time since 1997.

Since December 2002, the Bank of Scotland has provided to FirstCity and its subsidiaries a loan facility under a revolving credit loan facility consisting of (i) a revolving acquisition loan facility providing for a maximum principal balance of loans outstanding at any time of $45,000,000, and (ii) a revolving loan facility in the maximum principal amount of $5,000,000 for corporate purposes. This facility is secured by all of the assets of FirstCity and certain of its wholly-owned subsidiaries and is guaranteed by certain of the wholly-owned subsidiaries.  The outstanding balances under this facility were converted to loans under the revolving credit agreement between FirstCity and the Bank of Scotland dated November 12, 2004, which amended and restated the revolving loan facility and increased the loan facility to a maximum loan amount of $96,000,000.  This revolving facility was most recently amended on August 22, 2007, to increase the maximum available commitment under the revolving credit facility from $175,000,000 to $225,000,000.

On August 26, 2005, FH Partners LLC and Bank of Scotland entered into the FH Partners Credit Agreement which provided a $50,000,000 revolving loan facility to be used to finance portfolio and asset purchases made by FH Partners LLC.  The FH Partners Credit Agreement was amended on August 22, 2007, to increase the maximum loan amount under the revolving loan facility to $100,000,000.  The FH Partners Credit Agreement is secured by all of the assets of FH Partners LLC. The obligations of FH Partners LLC under the FH Partners Credit Agreement are guaranteed by FirstCity and the primary wholly-owned subsidiaries of FirstCity.

On September 5, 2007, FirstCity and BoS(USA), Inc. entered into the Subordinated Credit Agreement which provides a $25,000,000 loan facility to FirstCity.  This $25,000,000 loan facility can be used to finance equity investments in new ventures approved by BoS(USA) Inc. to be funded under the facility, the senior debt and equity portion of portfolio and asset purchases, to provide for the issuance of letters of credit and for working capital loans.  The Subordinated Credit Agreement is secured by all of the assets of FirstCity and certain of its wholly-owned subsidiaries and is guaranteed by certain of the wholly-owned subsidiaries.

On September 21, 2004, FirstCity, FirstCity Consumer Corporation (“Consumer Corp.”), FirstCity Funding LP (“Funding LP”) and FirstCity Funding GP (“Funding GP”), all affiliates of FirstCity, entered into a Securities Purchase Agreement (the “2004 Securities Purchase Agreement”) to sell a 31% beneficial ownership interest in Drive Financial Services, L.P. and its general partner, Drive GP LLC, to IFA Drive GP Holdings LLC (“IFA-GP”), IFA Drive LP Holdings LLC (“IFA-LP”) and Drive Management LP (“MG-LP”), all affiliates of Bank of Scotland. In the 2004 Securities Purchase Agreement, FirstCity, Consumer Corp., Funding LP and Funding GP made various representations and warranties concerning (i) their respective organizations, (ii) their power and authority to enter into the 2004 Securities Purchase Agreement and the transactions contemplated therein, (iii) the ownership of the limited partnership interests in Drive by Funding LP, (iv) the ownership of membership interests in Drive-GP by Consumer Corp., and (iv) the capital structure of Funding LP. FirstCity, Consumer Corp., Funding LP and Funding GP also agreed to indemnify BoS (USA), IFA-GP, IFA-LP and MG-LP from damages resulting from a breach of any representation or warranty contained in the 2004 Securities Purchase Agreement or otherwise made by FirstCity, Consumer Corp. or Funding LP in connection with the transaction. The indemnity obligations under the 2004 Securities Purchase Agreement survive for a maximum period of five (5) years from November 1, 2004. Neither FirstCity, Consumer Corp., Funding LP, or Funding GP is required to make any payments as a result of the indemnity provided under the 2004 Securities Purchase Agreement until the aggregate amount payable exceeds $25,000, and then only for the amount in excess of $25,000 in the aggregate; however certain representations and warranties are not subject to this $25,000 threshold. On November 1, 2004, FirstCity and certain of its subsidiaries completed the sale of a 31% beneficial ownership interest in Drive and its general partner, Drive GP LLC, to IFA-GP, IFA-LP and MG-LP for a total purchase price of $108,478,300 in cash, which resulted in distributions and payments to FirstCity and Consumer Corp. in the aggregate amount of $86,800,000 in cash, from various sources. The proceeds of the sale were used in part to pay indebtedness owed to the Bank of Scotland and BoS-UK.

BoS(USA) Inc. has a warrant to purchase 425,000 shares of FirstCity’s voting Common Stock at $2.3125 per share, which is subject to adjustment in the number of shares in the event of certain changes in the Common Stock, grants of options or issuance of convertible securities by FirstCity or certain corporate changes or reorganizations.  The warrant will expire on August 31, 2010, if it is not exercised prior to that date.

Settlement of Lawsuit Related to Demutualization Proceeds.

On November 25, 2008, FirstCity, FCLT Loans Asset Corporation and Tony J. Blair, individually and as representative of a class of former employee beneficiaries, accepted a mediator’s proposal for settlement of the claims in the interpleader suit styled Prudential Financial, Inc. v. JP Morgan Chase Bank, National Association, et. al. (the “Interpleader Suit”). The Interpleader Suit was originally filed by Prudential Financial, Inc. (“Prudential”) to determine the ownership of stock and dividends that became available as a result of the demutualization of Prudential Insurance Company of America (“Prudential Insurance”).  Pursuant to an order of the trial court on January 27, 2005, the Prudential stock and dividends were liquidated, and the proceeds are being held by JP Morgan Chase Bank, National Association (“JP Morgan”) pending resolution of the conflicting claims.  According to JP Morgan, at the time of the mediation, the demutualization proceeds held by JP Morgan totaled approximately $18.6 million.

Pursuant to the mediator’s proposal, each of the parties will receive 25% of the demutualization proceeds (approximately $4,650,000 each) upon approval of the settlement by the trial court and the remaining 25% ($4,650,000) will be held pending the determination of the appeal by the Court of Appeals. The remaining 25% will be distributed to FirstCity if the Court of Appeals affirms the summary judgment granted by the trial court in favor of FirstCity; in the event of any other result, the remaining 25% will be split one-third to each party (approximately $1,550,000 each). In the event that the Court of Appeals affirms the summary judgment granted by the trial court in favor of FirstCity, FirstCity will receive 50% of the demutualization proceeds (approximately $9,300,000). If the Court of Appeals does not affirm the decision of the trial court, FirstCity will receive 33.3% of the demutualization proceeds (approximately $6,200,000).

Pursuant to the mediator’s proposal, the parties to the Interpleader Suit will request the Court of Appeals to refrain from ruling on the appeal until the settlement process is completed, including the trial court’s approval or disapproval of the settlement on behalf of the class of former employees. The parties will agree, subject to approval of the Court of Appeals, upon the procedure to be followed as the Court of Appeals has jurisdiction of the suit and the trial court’s approval of the settlement is necessary. If the trial court does not approve the settlement the parties will be restored to their positions in the suit prior to the acceptance of the mediator’s proposal.

The mediator’s proposal provides that the parties will enter into a more detailed settlement agreement including mutual releases of all parties. The settlement is subject to approval of the procedure for the settlement by the Court of Appeals and the preliminary approval of the terms of the settlement by the trial court, notice to the class of the action, and final approval by the trial court after hearings on the fairness of the settlement with respect to the class of former employees.

The foregoing description of the settlement set forth in the mediator’s proposal is qualified in its entirety by reference to the full text of Mediator’s Proposal attached hereto as Exhibit 10.4 and is incorporated herein by this reference.

Section 8 – Other Events.

Item 8.01 Other Events.

FirstCity has issued the press release attached hereto as Exhibit 99.1 which is incorporated by reference herein.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

	10.1	Amendment No. 27 dated December 12, 2008 between FirstCity Financial Corporation and Bank of Scotland

	10.2.	Amendment No. 14 dated December 12, 2008 between FirstCity Financial Corporation and BoS(USA) Inc.

	10.3	Amendment No. 7 dated December 12, 2008 between FH Partners LLC and Bank of Scotland

	10.4	Mediator’s Proposal dated November 20, 2008.

	99.1	Press Release dated December 15, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRSTCITY FINANCIAL CORPORATION

Date: December 15, 2008	By:	/s/ J. Bryan Baker
J. Bryan Baker
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

10.1	Amendment No. 27 dated December 12, 2008 between FirstCity Financial Corporation and Bank of Scotland

10.2.	Amendment No. 14 dated December 12, 2008 between FirstCity Financial Corporation and BoS(USA) Inc.

10.3	Amendment No. 7 dated December 12, 2008 between FH Partners LLC and Bank of Scotland

10.4	Mediator’s Proposal dated November 20, 2008.

99.1	Press Release dated December 15, 2008.